Exhibit 10.39

JUPITER NEUROSCIENCES, INC.

And

DOMINANT TREASURE HEALTH COMPANY LIMITED

STRATEGIC SERVICES AGREEMENT

THIS AGREEMENT is made on the                           day of 2024

BETWEEN:

(1)	Jupiter Neurosciences, Inc. of 1001 North US Highway 1, Suite 504 Jupiter, FL 33477 (“JN”); and

(2)	DOMINANT TREASURE HEALTH COMPANY LIMITED (“MSC”), a company incorporated in the British Virgin Islands whose registered office is at OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands

(JN and MSC are in some places referred to as a “Party” or when together, the “Parties”.)

WHEREAS JN wishes MSC to provide certain services, as outlined in Schedule 1, in connection with advancing the business objectives of JN in South-East Asia; and

WHEREAS MSC wishes to assist JN in accelerating JN’s desire to get its products developed and distributed in the South-East Asian market; and

WHEREAS MSC has the skills and knowhow to manage various service providers in the South-East Asian markets.

IT IS HEREBY AGREED as follows:

1.	INTERPRETATION

1.1	In this Agreement, unless the context requires otherwise:

“Services” means the services set out in Schedule 1 or any other services which the Parties may agree from time to time.

“Territory” means the countries of China (including Hong Kong), Singapore and Malaysia.

“Products” means the uniquely and patented product, JOTROL, developed by JN as well as any other products which JN might develop during the timeframe of this Agreement (“Products”).

1.2	References herein to Clauses and Schedules are to Clauses and Schedules in this Agreement unless the context requires otherwise.

1.3	The headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.4	Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing a gender include every gender.

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2.	APPOINTMENT

2.1	JN hereby confirms the engagement of MSC and MSC hereby confirms its agreement to provide to JN the Services upon and subject to the terms set out in this Agreement.

2.2	The engagement of the MSC to provide the Services shall commence upon closing of this Agreement, and services will be provided as outlined in Schedule 1, for a thirty-six (36) month period, with payment terms as outlined in ‘Fees and Expenses.’.

3.	MSC’S UNDERTAKINGS

MSC warrants and undertakes to JN that:

(a)	MSC will have the necessary skill and expertise to provide the Services on the terms set out herein;

(b)	MSC will provide independent and unbiased advice to JN in relation to the Services;

(c)	MSC and JN will establish a Joint Steering Committee (“JSC”) that will meet on a regular basis and establish specific tasks, follow-ups and time schedules;

(d)	the Services will be provided in a timely and professional manner and in accordance with the time schedules reasonably stipulated by the JSC;

(e)	no announcement or publicity concerning this Agreement or the Services or any matter ancillary thereto shall be made by any of the Parties without the prior written consent of the other Party.

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4.	JN’S OBLIGATIONS

JN shall provide full documentation and support to MSC regarding the details of JN’s Products details necessary for manufacturing, development, regulatory approval and marketing of the Products in the Territory.

5.	ASSIGNMENT AND OWNERSHIP

Neither Party shall be entitled to assign or sub-contract any of its/his rights or obligations under this Agreement.

All inventions and data that might be the result of MSC’s actions and efforts with a JN’s product shall be completely owned by JN.

6.	FEES AND EXPENSES

In consideration of the provision of the Services, JN shall pay MSC a fee of US$ 2,300,000 to be delivered after closing of a minimum of $10 million gross proceeds from a JN public offering to take place no later than 31 March 2025.

All additional expenses to meet the requested Services outlined, will be of the sole responsibility of MSC unless the Parties are negotiating another arrangement.

7.	SUCCESS FEES

If MSC is involved in generating negotiations and conclusion of a distribution agreement for JN in the Territory, then JN will pay MSC a success fee of 5% of any upfront and/or milestone payments to be received by JN. If such agreement will include a royalty payment to JN then MSC will receive 5% of such royalty payments.

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8.	JOINT STEERING COMMITTEE

Th JSC shall consist of a minimum of 1 person from each JN and MSC. The JSC will hold quarterly virtual meetings for a period of 36 months to discuss and update on Services as outlined in Schedule 1.

9.	TERMINATION

Either Party may terminate this Agreement without liability if:-

(a)	JN fails to complete a public listing raising at least US$10 million of gross proceeds on or before March 31, 2025; or

(b)	Any petition is presented for the winding up or liquidation of the other Party, or anything analogous thereto occurs in respect of the other Party.

(c)	If any of the Parties are deemed to be involved in any illegal activities.

(d)	This Agreement can also be terminated at any time if the Parties mutually agree to do so.

Nevertheless, JN shall continue to pay MSC as outlined in Paragraph 7 if JN terminates this Agreement for any other reasons.

10.	CONFIDENTIALITY

MSC shall not disclose to a third party any confidential information made available to it by, or on behalf, JN and will use such confidential information only in connection with this Agreement; provided that such confidential information will not include any information : (i) already in MSC possession prior to the date JN disclosed it to MSC; (ii) that becomes generally available to the public without violation of this paragraph by MSC or its representatives; or (iii) that becomes available to MSC on a non-confidential basis from a third party not bound by a confidentiality obligation to JN with respect to such information.

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11.	MUTUAL REPRESENTATION AND WARRANTIES

All information made available to JN and MSC will, at all times during the period of this Agreement, to the best of MSC and JN’s actual knowledge, be complete and correct in all material respects and will not contain any untrue statements of material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. All projections or guidance provided to the JN by MSC will have been prepared in good faith and will be based upon reasonable assumptions derived from the best estimates and facts then available.

12.	FORCE MAJEURE

Neither Party shall be liable for any delay in performing any of its obligations under this Agreement if such delay is caused by circumstances beyond the reasonable control of the Party so delaying and such Party shall be entitled (subject to giving the other Party full particulars of the circumstances in question and to using its best endeavours to resume full performance without avoidable delay) to a reasonable extension of time for the performance of such obligations.

13.	LEGAL DISPUTES

All disputes or controversies that may arise between the Parties in the interpretation or implementation of this Agreement shall be finally settled by sole arbitration in Geneva, Switzerland in accordance with the Rules of the ICC International Court of Arbitration (ICC Rules). The arbitration shall be conducted in the English language. The award rendered by arbitrator shall be final and binding upon the Parties.

14.	GENERAL PROVISIONS

14.1	Any notice, demand or other communication between the Parties:

(a)	may be sent by personal delivery, post, facsimile or other written form of electronic communication to the last known address;

(b)	if sent by post to an address to either Party, shall be treated as served on the second day following dispatch;

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(c)	if sent by facsimile or other form of electronic communication, shall be treated as served at the time of sending.

14.2	Any accommodation or indulgence or failure to enforce a right shall not be construed as a waiver of the right of any Party exercisable under this Agreement unless a waiver shall be specifically stated in writing signed by such Party.

14.3	This Agreement constitutes the entire understanding between the Parties concerning the subject matter hereof. No amendments or changes shall be made to this Agreement unless agreed to in writing by both Parties. Each provision of this Agreement shall be construed separately and notwithstanding that the whole or any part of any such provision may prove to be illegal or unenforceable the other provisions of this Agreement and the remainder of the provision in question shall continue in full force and effect.

14.4	Each Party shall bear its own costs and expenses in connection with the preparation, negotiation and execution of this Agreement.

14.5	The formation, validity, performance and interpretation of this Agreement and of each Clause and part hereof shall be governed by the laws of State of Florida in the United States and the Parties agree to the non-exclusive jurisdiction of the courts of Palm Beach Country.

15.	COUNTERPART

This Agreement may be executed in any number of counterparts, which when taken together shall constitute one and the same instrument and is binding on each and every Party.

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IN WITNESS WHEREOF the parties hereto have signed this Agreement the day and year first above written.

SIGNED by Christer Rosén	)
Chairman & CEO	)
)
For and on behalf of	)
Jupiter Neurosciences, Inc.	)

SIGNED by LAW, Kam Yan Debby	)
)
For and on behalf of	)
DOMINANT TREASURE HEALTH	)
COMPANY LIMITED	)
)

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SCHEDULE 1

The Services

The Strategic Service Provider shall provide services including, not limited to or inclusive of, the following:

(a)	Provide JN with strategic guidance regarding the pharmaceutical market in the Territory;

(b)	Provide JN with business development leads to potentially expand pipeline development opportunities;

(c)	Provide commercial guidance regarding potential distribution and commercialization of pipeline products;

(d)	Oversee and report on the operations of JN’s partner, CMC Management Company, in the CMC area;

(e)	Oversee and report on the operations of JN’s partner, Regulatory Management Company, regarding regulatory strategy and execution;

(f)	Oversee and report on the operations of JN’s partner, CRO Management Company, clinical trial strategy, cost and execution; and

(g)	Assist and coordinate with professional advisors.